UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2012

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission file number)	38-1285128 (IRS Employer Identification No.)
2030 DOW CENTER, MIDLAND, MICHIGAN 48674
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: 989-636-1000
Not applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01	Other Events.
The documents listed below (the “Documents”) are required to be filed as exhibits to The Dow Chemical Company (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2011 (the “10-K”). For administrative convenience and to avoid further increasing the size of the 10-K, the Company is filing the Documents as exhibits to this optional Current Report on Form 8-K and will incorporate the Documents into the 10-K by reference hereto.
Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
A copy of the Summary Plan Description for The Dow Chemical Company Company-Paid Life Insurance Plan, Employee-Paid Life Insurance Plan, and Dependent Life Insurance Plan, amended and restated on December 28, 2011, effective as of January 1, 2012.

10.2
A copy of the Summary Plan Description for The Dow Chemical Company Retiree Company-Paid Life Insurance Plan, Retiree Optional Life Insurance Plan, and Retiree Dependent Life Insurance Plan, amended and restated on December 28, 2011, effective as of January 1, 2012.

10.3	A copy of the Employment Offer Letter for Joe Harlan, President, Performance Materials and Executive Vice President of The Dow Chemical Company, dated July 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY
Registrant
Date: February 14, 2012

/s/ RONALD C. EDMONDS
Ronald C. Edmonds
Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description
10.1
A copy of the Summary Plan Description for The Dow Chemical Company Company-Paid Life Insurance Plan, Employee-Paid Life Insurance Plan, and Dependent Life Insurance Plan, amended and restated on December 28, 2011, effective as of January 1, 2012.

10.2
A copy of the Summary Plan Description for The Dow Chemical Company Retiree Company-Paid Life Insurance Plan, Retiree Optional Life Insurance Plan, and Retiree Dependent Life Insurance Plan, amended and restated on December 28, 2011, effective as of January 1, 2012.

10.3	A copy of the Employment Offer Letter for Joe Harlan, President, Performance Materials and Executive Vice President of The Dow Chemical Company, dated July 21, 2011.

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